Exhibit 10.2

AGREEMENT

AGREEMENT dated this 21st day of April 2010, by and between Discount Dental Materials, Inc. (hereinafter “DDM”), a Nevada Corporation, with offices located at 4211 W. Magnolia Blvd., Burbank, CA 91505 and R. Douglas Barton, President of DDM.

The parties hereto agree and acknowledge that by virtue of R. Douglas Barton’s other business activities as described in DDM’s Form S-1 Registration Statement, certain potential conflicts of interest may arise.

In an effort to resolve such potential conflicts of interest, we have entered into this written agreement with R. Douglas Barton:

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any business opportunities that R. Douglas Barton may become aware of independently or directly through his association with us would be presented by him solely to us;

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any business opportunities disclosed to R. Douglas Barton by the management of other entities would not be presented by him to us if so requested by them;

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any business opportunities disclosed to R. Douglas Barton by us would not be presented by him to any other entity, unless and until we passed upon same; and

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in the event that the same business opportunity is presented to R. Douglas Barton by both us and any other business entity, he shall only render his services to the business entity that first disclosed such business opportunity to him.

The above constitutes the entire Agreement between the parties hereto.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the 21st day of April 2010.

DISCOUNT DENTAL MATERIALS, INC.

By:	/s/ R. Douglas Barton
R. Douglas Barton, President

By:	/s/ R. Douglas Barton
R. Douglas Barton, Individually